UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 7, 2006

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8480 East Orchard Road, Suite 6600, Greenwood Village, CO 80111

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

MPC Computers, LLC (“MPC”), a wholly owned subsidiary of HyperSpace Communications, Inc (“HyperSpace”), is party to a Loan and Security Agreement, dated July 8, 2005, by and among Wachovia Capital Finance Corporation (Western) (“Wachovia”) and MPC, MPC-G, LLC, MPC Solutions Sales, LLC and GTG PC Holdings, LLC as guarantor (as amended, the “Loan Agreement”). HyperSpace is a guarantor of the Loan Agreement.

MPC has advised Wachovia that it did not meet the minimum EBITDA covenant under the Loan Agreement for the period ending December 31, 2005. Wachovia has issued to MPC a letter indicating that it reserves all its rights and remedies under the Loan Agreement, and that it does not waive or presently intend to waive the default. Wachovia has not, however, accelerated the Loan Agreement. On February 10, 2006, Wachovia imposed an additional reserve of $250,000 under the Loan Agreement and reserved the right, in its sole discretion, to increase the reserve by $250,000 each week thereafter. HyperSpace and MPC are working with Wachovia by retaining a financial consultant acceptable to all parties to assist MPC’s management in developing a short and long-term business plan, operational forecasts, and operational budgets. However, we cannot assure you that Wachovia will determine to waive the default or that additional defaults will not occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Date: February 7, 2006	By: /s/ Mark P. Pougnet Mark P. Pougnet Chief Financial Officer